UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2017
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5 - Corporate Governance and Management
Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ACCO Brands Corporation (the “Company”) approved certain actions with respect to the 2017 compensation of executive officers who were “named executive officers” for purposes of the Company’s 2016 proxy statement, other than Boris Elisman, Chairman, President and Chief Executive Officer, whose compensation was approved by the Board on March 8, 2017. These actions are further described below.
2017 Annual Incentive Plan. For 2017, executive officers will be eligible to earn cash awards upon the achievement of a threshold level of adjusted operating income and attainment of performance goals based on certain operating income, net sales and working capital efficiency targets. No changes were made to the target bonus opportunity for any of the named executive officers from the prior year other than with respect to Mr. Elisman whose target bonus opportunity was increased to 120% of base salary, and Christopher M. Franey, Executive Vice President and President, Computer Products Group, who as previously announced is retiring from the Company effective March 31, 2017 and did not receive a 2017 annual incentive award.
2017 Long-term Incentive Awards. The long-term incentive award grant to Mr. Elisman was comprised of 60% performance share units (“PSUs”), 20% restricted stock units (“RSUs”) and 20% non-qualified stock options (“NQSOs”). The long-term incentive awards granted to the other named executive officers (other than Mr. Franey) were comprised of 50% PSUs, 25% RSUs and 25% NQSOs. The total target value of the long-term incentive awards was $2,200,000 for Mr. Elisman; $600,000 for Neal V. Fenwick, Executive Vice President and Chief Financial Officer; $800,000 for Thomas W. Tedford, Executive Vice President and President, ACCO Brands North America; and $500,000 for Pamela R. Schneider, Senior Vice President, General Counsel and Secretary.
The PSUs granted cover a three-year (2017-2019) performance period, with an opportunity to earn from 50% to 150% of the target value of the PSUs based upon the level of achievement of adjusted free cash flow and adjusted earnings per share goals.
Salary. A base salary increase of approximately 6% over 2016 salary was approved for Mr. Elisman and base salary increases in the range of 3% to 5% were approved for the other named executive officers (other than Mr. Franey).
Severance Arrangements with Mr. Franey. The Compensation Committee approved severance arrangements for Mr. Franey that are in accordance with the terms of the Company’s Executive Severance Plan and the terms of his outstanding equity awards, along with certain relocation benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)
Date:	March 13, 2017	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel and
Corporate Secretary